STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”) is made as of January 15, 2016 by Steven L. Sample (the “Pledgor”), in favor of Richard K. Pertile, an individual (the “Pledgee”).

Background Information

A. The Pledgor is the sole owner of two million five hundred thousand (2,500,000) of the issued and outstanding shares of stock of Acacia Diversified Holdings, Inc., a Texas corporation (“Acacia” or the “Company”) (the “Pledgor Shares”).

B. The Company and entities owned, managed, or represented by Pledgee (the “MariJ Group”) are entering into that certain Asset Purchase Agreement by and between the Company and the MariJ Group dated of even date herewith (as it may be amended, modified, or restated, the “APA”) pursuant to which Pledgee, for himself and representing the MariJ Group in the APA transaction, agrees to sell certain assets and businesses relating to those assets (collectively the “Purchased Assets”) to the Company.

C. Pledgor has agreed to make the Pledgor Shares available for purchase by Pledgee under the terms and conditions contained in the APA and in a Right of First Refusal to Purchase Common Stock agreement (the “Right of First Refusal”) by and between Pledgor and Pledgee as of even date herewith.

D. Pledgor has agreed to pledge the Pledgor Shares (as hereinafter defined) as security for the Pledgor’s obligations to Pledgee arising under the terms of the APA and the Right of First Refusal.

E. The execution of this Agreement and the delivery of the Pledgor Shares (as defined below) to the Pledgee are conditions precedent to the Pledgee’s obligation to enter into the APA.

F. The Pledgor anticipates deriving substantial benefit and advantage from the accommodations to the Company by the Pledgee, and it will be to the Pledgor’s direct interest and economic benefit to assist the Company in entering into the APA.

G. To induce the Pledgee to enter into the APA, Pledgor has agreed to pledge to Pledgee all or any part, at the option of Pledgee, of the Pledgor Shares (as hereinafter defined) owned by Pledgor.

Provisions

NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to enter into the APA, the Pledgor hereby agrees with the Pledgee as follows:

Section 1. Defined Terms.

Unless otherwise defined herein, terms defined in the APA shall have such defined meanings when used herein.

“Pledgor Shares” shall mean two million five hundred thousand (2,500,000) shares of the Common stock of Acacia Diversified Holdings, Inc. in the form of: (i) one million (1,000,000) shares on certificate number CS1-511; (ii) one million (1,000,000) shares on certificate number CS1-512; and, (iii) five-hundred thousand (500,000) shares on certificate number CS1-525.

Section 2. Pledge.

(a) The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Pledgee, pursuant to the certain terms contained in the APA and the Right of First Refusal, the Pledgor Shares.

(b) The Pledgor shall deliver to the Pledgee the certificates for the Pledgor Shares and a stock transfer power duly endorsed simultaneously herewith.

(c) At any time between April 4, 2019 and May 4, 2019 (the “Period”) the Pledgee, at its option, may have any part or all of the Pledgor Shares registered in its name, and the Pledgor hereby covenants that, upon the Pledgee’s request, the Pledgor will assist Pledgee, with the transfer agent or registrar of the Company, to effect such registration of the Pledgor Shares at Pledgee’s expense. Pledgee shall execute and deliver to the Pledgor concurrent herewith a voting proxy for the Pledged Shares, which proxy may be used by Pledgee from even date herewith but in no event beyond the last date of the Period.

Section 3. Notice to the Company and Registrar.

Within five days after Pledgee’s determination to exercise its rights under the APA and the Right of First Refusal to purchase all or any portion of the Pledged Shares (the “Purchased Shares”), the Pledgee shall give notice of the pledge of the Pledgor Shares pursuant to the terms hereof, in the form of the Notice of Pledge attached hereto as Exhibit A, to the Company and the Company’s stock registrar/transfer agent of record, currently Pacific Stock Transfer Company.

Section 4. Distributions, etc.

Counsel for Pledgee shall accept the Pledgor Shares as the Pledgee’s agent and hold the same in trust on behalf of and for the benefit of the Pledgor and Pledgee, and shall, in the event of exercise by Pledgee of the Right of First Refusal during the Period, deliver the same forthwith to the Pledgee, in the exact form received, with the endorsement of the Pledgor by the attached Stock Power, duly executed, to be held in trust by Pledgee’s counsel, subject to the terms hereof, for the obligations of Pledgor under the certain terms of and pursuant to the APA and the Right of First Refusal.

Section 5. The Pledgee’s Appointment as Attorney-in-Fact.

(a) Pursuant to the terms of this Agreement, the APA, and the Right of First Refusal, the Pledgor hereby irrevocably constitutes and appoints the Pledgee as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of the Pledgor or in its own name, from time to time in the Pledgee’s discretion, for the purpose of carrying out the actions and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Pledgee the power and right, on behalf of the Pledgor and upon the giving of at least thirty (30) days advance written notice to Pledgor, notice to or assent by the Pledgor to do all acts and things which the Pledgee deems necessary to protect, preserve or realize upon the Pledgor Shares and the Pledgee’s interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

(b) The powers conferred on the Pledgee hereunder are solely to protect its interests in the Pledgor Shares and shall not impose any duty upon it to exercise any such powers. The Pledgee shall be accountable only for any Pledgor Shares that it actually receives as a result of the exercise of such powers and it shall not be responsible to the Pledgor to purchase any of the Pledgor Shares.

Section 6. Representations and Warranties of the Pledgor.

The Pledgor represents and warrants that:

(a) the Pledgor is the legal record and beneficial owner of the Pledgor Shares, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except as created by this Agreement;

(b) the Pledgor Shares constitutes 100% of the shares of stock of the Pledgor that are provided for the optional purchase by Pledgee under the terms of the APA and the Right of First Refusal.;

(c) the Pledgor has full power, authority and legal right to pledge the Pledgor Shares pursuant to this Agreement;

(d) this Agreement constitutes a legal, valid and binding obligation of Pledgor, and is enforceable in accordance with its terms;

(e) no consent of any other person or entity, including the Company, and no consent, license, permit, approval or authorization or, exemption by, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Pledgor in connection with the execution, delivery or performance of this Agreement or the pledge of the Pledgor Shares hereunder, in each case which has not been obtained or made, as the case may be, and is not in full force and effect;

(f) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the articles of incorporation or the bylaws of the Company or of any securities issued by the Company, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor or the Company; and

(g) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor with respect to this Agreement.

Section 7. Covenants of the Pledgor.

The Pledgor covenants and agrees that:

(a) the Pledgor shall defend the right, title and security interest of the Pledgee in and to the Pledgor Shares against the claims and demands of all persons whomsoever;

(b) the Pledgor shall not sell, convey or otherwise dispose of any of the Pledgor Shares or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in, or with respect to, any of the Pledgor Shares other than that created hereby.

Section 8. Limitation of Liability.

Beyond the exercise of reasonable care to assure the safe custody of the Pledgor Shares while held hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledgor Shares upon surrendering it or tendering surrender of it to the Pledgor in accordance with the terms hereof.

Section 9. Further Assurances.

The Pledgor agrees that at any time and from time to time upon the written request of the Pledgee, the Pledgor will execute and deliver such further documents and do such further acts and things as the Pledgee may reasonably request in order to affect the purposes of this Agreement.

Section 10. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11. No Waiver; Cumulative Remedies.

The Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Pledgee, and then only to the extent therein set forth. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or agreement to Pledgee.

Section 12. Waivers, Amendments.

None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgee and the Pledgor. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the Pledgor’s successors and assigns, and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee and its successors and assigns; provided, however, that neither the Pledgor nor the Pledgee may assign this Agreement without the prior written consent of the both Parties.

Section 13. Reinstatement.

This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be.

Section 14. Indemnity.

The Pledgor and Pledgee hereby agree to indemnify and hold harmless each other (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Pledgor, the Pledgee, or the Company, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Agreement or the enforcement by Pledgor or Pledgee of its rights and remedies hereunder, except that the Pledgor shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of Pledgee, as determined by a court of competent jurisdiction.

Section 15. Governing Law; Venue.

This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Florida. The Pledgor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Central District of Florida in the City of Ocala, Florida, and that not being available, in the City of Orlando, Florida, and of any Florida state court sitting in Ocala, Florida, and for purposes of all legal proceedings arising out of or relating to this Agreement (including, without limitation, any of the other related documents) or the transactions contemplated hereby. The Pledgee irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall limit the right of the Pledgor to bring proceedings against Pledgee in the courts of any other jurisdiction.

Section 16. Notices.

Notices from one party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the Pledgor’s address as set forth on the signature page hereto, or to the Pledgee’s address at 2810 Phillippe Parkway, Safety Harbor, FL 34695 by any of the following means: (a) hand-delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class or express mail, postage prepaid; or (d) Federal Express or like overnight courier service. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or facsimile, on the third business day after mailing if mailed by first class, registered or certified mail or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

Section 17. Continuing Interest.

This Agreement shall create a continuing interest by Pledgor and Pledgee and shall (i) remain in full force and effect until the indefeasible payment and satisfaction in full of all Pledgee’s obligations, (ii) be binding upon the successors and assigns of Pledgor and Pledgee, and (iii) inure, together with the rights and remedies of the Pledgor and Pledgee hereunder, to the benefit of the successors, transferees and assigns of each. The Pledgee shall deliver to the Pledgor, upon termination of this Agreement, at the Pledgee’s expense, such of the Pledgor Shares as shall not have been purchased by Pledgee pursuant to this Agreement.

Section 18. Registration Rights.

Pledgee acknowledges that the Pledgor Shares are not registered under the Securities Act of 1933, as amended. Pledgee indemnifies and holds the Pledgor harmless against any loss, claim, damage or liability arising out of the restrictions placed upon the shares offered hereby and arising out of the registration process, and will pay any legal or other expenses incurred as a result of seeking to have the restrictions removed.

Section 19. WAIVER OF JURY TRIAL.

THE PLEDGOR AND THE PLEDGEE HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY THIS DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Section 20. Waiver Of Subrogation; Other Waivers.

The Pledgee expressly waives any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the Federal Bankruptcy Code, and any amendments) which it may now have or later acquire against the Pledgor or any other party directly or contingently liable for the obligations of Pledgor under all related agreements and documents arising from the existence or performance of the Pledgor’s obligations under this Agreement or any other document to which it is a party, until any commitment under this Agreement is terminated. The Pledgee irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any party against any other party. The Pledgee hereby waives all defenses relating thereto, including but not limited to all defenses based upon the APA and the Right of First Refusal.

Section 21. Agreement Unconditional.

The obligations of the Pledgor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any extension, renewal, settlement, compromise, waiver or release in respect of the Agreement hereby, by operation of law or otherwise.

[Signature page follows]

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered as of the day and year first above written.

PLEDGOR:

Steven L. Sample, An Individual residing in Florida

By:	/s/ Steven L. Sample
Steven L. Sample
Address:	2806 SE 29th Street
Ocala, FL 34471

STATE OF FLORIDA :

: ss.

COUNTY OF MARION :

The foregoing instrument was acknowledged before me this 15th day of January, 2016, by Steven L. Sample.

____/s/ Notary______

Notary Public